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               INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT
                                     BETWEEN
                     G.T. GLOBAL VARIABLE INVESTMENT SERIES
                                       AND
                          G.T. CAPITAL MANAGEMENT, INC.


     Agreement made as of February 10, 1993, between G.T. Global Variable Investment Series, a Massachusetts business trust ("Trust"), and G.T. Capital Management, Inc. ("G.T."), a California corporation.

     WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and intends to offer for sale shares of beneficial interest of G.T. Global: Variable Pacific Fund, G.T. Global: Variable Europe Fund, G.T. Global: Variable America Fund, and G.T. Global: Money Market Fund, each being a series of the Trust; and

     WHEREAS the Trust hereafter may establish additional series of beneficial interest to which this Agreement shall apply (any such additional series, together with G.T. Global: Variable Pacific Fund, G.T. Global: Variable Europe Fund, G.T. Global: Variable America Fund and G.T. Global: Money Market Fund, each being a series of the Trust, are collectively referred to herein as the "Funds," and singly may be referred to as a "Fund"); and

     WHEREAS the Trust desires to retain G.T. as investment manager and adminis-trator to furnish certain administrative and investment advisory and portfolio management services to the Trust and the Funds, and G.T. is willing to furnish such services;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Trust hereby appoints G.T. as investment manager and administrator of the Trust and each Fund for the period and on the terms set forth in this Agreement. G.T. accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.


     2.   DUTIES AS INVESTMENT MANAGER.

          (a) Subject to the supervision of the Trust's Board of Trustees ("Board"), G.T. will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents of the Fund. G.T. will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund and the brokers and dealers through whom trades will be executed.

          (b) G.T. agrees that in placing orders with brokers and dealers it will attempt to obtain the best net results in terms of price and execution. Consistent with this obligation, G.T.

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may, in its discretion, sell and purchase portfolio securities to and from brokers and dealers who sell shares of the Funds or who provide the Funds or G.T.'s other clients with research, analysis, advice and similar services. G.T. may pay to brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to G.T.'s determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of G.T. to the Funds and its other clients, and that the total commissions or spreads paid by each Fund will be reasonable in relation to the benefits to the Funds over the long term. In no instance will portfolio securities be purchased from or sold to G.T. or any affiliated person thereof except in accordance with the federal securities laws and the rules and regulations thereunder. Whenever G.T. simultaneously places orders to purchase or sell the same security on behalf of a Fund and one or more other accounts advised by G.T., such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for each Fund.

          (c) G.T. will oversee the maintenance of all books and records with respect to the securities transactions of the Funds and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, G.T. hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

          (d) G.T. will oversee the computation of the net asset value and the net income of each Fund as described in the currently effective registration statement of the Trust under the Securities Act of 1933, as amended, and the 1940 Act and any supplements thereto ("Registration Statement") or as more frequently requested by the Board.

     3. DUTIES AS ADMINISTRATOR. G.T. will administer the affairs of each Fund subject to the supervision of the Board and the following understandings:

          (a) G.T. will supervise all aspects of the operations of each Fund, including the oversight of transfer agency, custodial, pricing and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its respon-sibility for control of the conduct of the affairs of the Funds.

          (b) At G.T.'s expense, G.T. will provide the Trust and the Funds with such corporate, administrative and clerical personnel (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the Board.

          (c) G.T. will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of each Fund's prospectus, statement of additional information, proxy material, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commis-sion and other appropriate federal or state regulatory authorities.

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          (d)  G.T. will provide the Trust and the Funds with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

     4. FURTHER DUTIES. In all matters relating to the performance of this Agreement, G.T. will act in conformity with the Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board, and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

     5. DELEGATION OF G.T.'S DUTIES AS INVESTMENT MANAGER AND ADMINISTRATOR. With respect to one or more of the Funds, G.T. may enter into one or more contracts with a sub-adviser or a sub-administrator ("Sub-Advisory Contract" or "Sub-Administration Contract") in which G.T. delegates to such sub-adviser or sub-administrator the performance of any or all of the services specified in Paragraphs 2 and 3 of this Agreement, provided that (i) each Sub-Advisory Contract or Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby, all the duties and conditions to which G.T. is subject with respect to the delegated services under Paragraphs 2 and 3 of this Agreement; (ii) each Sub-Advisory Contract and Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder; and (iii) G.T. shall not enter into a Sub-Advisory Contract or Sub-Administration Contract unless it is approved by the Board prior to implementation.

     6. SERVICES NOT EXCLUSIVE. The services furnished by G.T. hereunder are not to be deemed exclusive and G.T. shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of G.T., who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     7.   EXPENSES.

          (a) During the term of this Agreement, each Fund will bear all expenses incurred in its operations and the offering of its shares which are not specifically borne by G.T.

          (b) Expenses borne by each Fund will include but not be limited to the following: (i) the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Fund by G.T. under this Agreement; (iii) expenses of organizing the Trust and the Fund;
(iv) filing fees and expenses relating to the registration and qualification of the Fund's shares and the Trust under federal and/or state securities laws, if any, and to the extent not paid by any other party, maintaining such registra-tions and qualifications; (v) fees and salaries payable to the Trust's Trustees who are not parties to this Agreement or interested persons of any such party ("Independent Trustees"); (vi) all expenses incurred in connection with the Independent Trustees' services, including travel expenses; (vii) taxes (includ-ing any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance

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and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability or claim for damages or other relief asserted against the Trust or the Fund for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Trustees; (xi) charges of custodians, transfer agents, pricing agents and other agents; (xii) costs of preparing share certificates; (xiii) with respect to existing shareholders, expenses of setting in type, printing and mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, employees and agents) incurred by the Trust or the Fund; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xvii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; and (xviii) costs of mailing, stationery and communications equipment.


          (c) All general expenses of the Trust and joint expenses of the Funds shall be allocated among the Funds on a basis deemed fair and equitable by G.T., subject to the Board's supervision.

          (d) G.T. will assume the cost of any compensation for services provided to the Trust received by the officers of the Trust and by the Trustees of the Trust who are not Independent Trustees.

          (e) The payment or assumption by G.T. of any expense of the Trust or any Fund that G.T. is not required by this Agreement to pay or assume shall not obligate G.T. to pay or assume the same or any similar expense of the Trust or any Fund on any subsequent occasion.

     8.   COMPENSATION.

          (a)  For the services provided under this Agreement, G.T. Global:
Variable America Fund will pay G.T. a fee, computed daily and paid monthly, at the annualized rate of 0.75% of its average daily net assets.

          (b)  For the services provided under this Agreement, G.T. Global:
Variable Pacific Fund and G.T. Global: Variable Europe Fund will pay G.T. a fee, computed daily and paid monthly, at the annualized rate of 1.00% of the respec-tive Fund's average daily net assets.

          (c)  For the services provided under this Agreement, G.T. Global:
Money Market Fund will pay G.T. a fee, computed daily and paid monthly, at the annualized rate of 0.50% of its average daily net assets.

          (d) For the services provided under this Agreement, each Fund as hereafter may be established and become subject to this Agreement, will pay to G.T. a fee in an amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Trust on behalf of such

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Fund and by G.T.  All such Fee Agreements shall provide that they are subject to all terms and conditions of this Agreement.

          (e) The fee shall be computed daily and paid monthly to G.T. on or before the last business day of the next succeeding calendar month.

          (f) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     9. LIMITATION OF LIABILITY OF G.T. AND INDEMNIFICATION. G.T. shall not be liable, and the Trust and each Fund shall indemnify G.T. and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund or the Trust in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of G.T. in the performance by G.T. of its duties or from reckless disregard by G.T. of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of G.T., who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when render-ing services to a Fund or the Trust or acting with respect to any business of a Fund or the Trust, to be rendering such service to or acting solely for the Fund or the Trust, and not as an officer, partner, employee, or agent or one under the control or direction of G.T., even though paid by it.

     10. LIMITATION OF TRUSTEE AND SHAREHOLDER LIABILITY. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trust's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and this Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trust's Declaration of Trust.

     11.  DURATION AND TERMINATION.

          (a) This Agreement shall become effective upon the date written above, provided that this Agreement shall not take effect with respect to any Fund unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund's outstand-ing voting securities.

          (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date or until June 30, 1994, whichever is earlier.

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Thereafter, if not terminated, with respect to each Fund, this Agreement shall continue automatically for successive annual periods ending on June 30, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of that Fund.

          (c) Notwithstanding the foregoing, with respect to any Fund this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securi-ties of the Fund on sixty days' written notice to G.T. or by G.T. at any time, without the payment of any penalty, on sixty days' written notice to the Trust. Termination of this Agreement with respect to one Fund shall not effect the continued effectiveness of this Agreement with respect to any other Fund. This Agreement will automatically terminate in the event of its assignment.

     12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the respective Funds' out-standing voting securities.

     13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California and the 1940 Act. To the extent that the applicable laws of the State of California conflict with the applicable provi-sions of the 1940 Act, the latter shall control.

     14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interest-ed person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


Attest:                       G.T. GLOBAL VARIABLE INVESTMENT SERIES



/s/ Peter R. Guarino          By: /s/ F. Christian Wignall
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Attest:                       G.T. CAPITAL MANAGEMENT, INC.



/s/ Peter R. Guarino          By: /s/ James R. Tufts
--------------------              ------------------